                                                                      EXHIBIT 16


[TANNER + CO. LETTERHEAD]

                                December 6, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      Biomune Systems, Inc.
         File Ref. No. 000-11472

Ladies and Gentlemen:

         We were previously the principal accountants for Biomune Systems, Inc. and under the date of January 11, 2000, we reported on the financial statements of Biomune Systems, Inc. as of and for the year ended September 30, 2000. On November 3, 2000, our services were terminated. We have read Biomune Systems, Inc.'s statements included under Item 4 of its Form 8-K dated December 4, 2000, and we agree with such statements.

                                                              Sincerely,



                                                              /s/ TANNER + CO.
                                                              ----------------